REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 28th day of February, 2005 is made and entered into by and among THOMAS EQUIPMENT, INC., a Delaware corporation (the "Company"), and ROYNAT MERCHANT CAPITAL INC., a Delaware corporation (the "Subscriber").

                              STATEMENT OF PURPOSE

         WHEREAS, pursuant to the terms of that certain Subscription Agreement of even date herewith by and between the Company and the Subscriber (the "Subscription Agreement"), the Company is issuing to the Subscriber a subordinated debenture in the original principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) dated as of the date hereof, executed by the Company in favor of the Subscriber (the "Debenture") and, in connection with such transaction, the Subscriber is receiving a warrant issued by the Company (the "Warrant") to purchase One Million (1,000,000) shares of the Company's common stock; and

         WHEREAS, in order to induce the Subscriber to enter into the transactions contemplated by the Subscription Agreement, the Company desires to grant registration rights to the Subscriber for the Shares.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. As used herein, the following defined terms shall have the following respective meanings:

             "Blue Sky Laws" means statutes or regulations of any state in the United States requiring the registration or qualification of offers and sales of securities to the public or providing an exemption from such registration or qualification requirements.

             "Closing" has the meaning set forth in the Subscription Agreement.

             "Common Stock" includes (a) the common stock of the Company, par value $[__] per share, as described in its certificate of incorporation as in effect on the date hereof, (b) any other class of capital stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other capital stock into which such Common Stock is reclassified or reconstituted.

             "Company" has the meaning set forth in the preamble hereof.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Act Registration Statement" means registration statement filed with the SEC pursuant to the Exchange Act.

             "Holders" means any holder or holders of the Warrant or any shares of Common Stock issued upon exercise of the Warrant.

             "Indemnified Party" has the meaning set forth in Section 7(c).

             "Indemnifying Party" has the meaning set forth in Section 7(c).

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             "Mandatory Registration Statement" has the meaning set forth in
Section 2(a)(i).

             The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or the Exchange Act and the declaration or ordering of the effectiveness of such registration statement by the SEC.

             "Registrable Securities" means (i) any Common Stock issued or issuable upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Holder shall be deemed to be a Holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Holder has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Holder shall be entitled to exercise the rights of a Holder of Registrable Securities hereunder (it being understood, however, that any Registrable Securities which are not shares of Common Stock shall be converted into or exercised for shares of Common Stock immediately prior to the effectiveness of any registration pursuant to which such Common Stock is to be sold).

             "Registration Expenses" has the meaning set forth in Section 5.

             "SEC" means the U.S. Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Subsidiary" means (i) any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any subsidiary, directly or indirectly, or (ii) a partnership, limited liability company or other entity in which the Company or any subsidiary holds a general partnership or other equity interest sufficient to enable it to direct the management policies thereof.

         Unless otherwise stated, all other capitalized terms used herein but not defined shall have the meanings set forth in the Subscription Agreement.

         2.  MANDATORY REGISTRATION

             (a)  The Company shall:

                  (i) cause to be filed with the SEC, as soon as practicable after the Closing, but in no event more than sixty (60) days after the Closing, a registration statement under the Securities Act to register all of the Registrable Securities (the "Mandatory Registration Statement") on (A) Form S-1 or any other successor or similar long-form registration or (B) Form S-2 or Form S-3 or any other successor or similar short-form registration if the Company is eligible to use any such short form;

                  (ii) cause the Mandatory Registration Statement to become
             effective at the earliest possible time, but in no event later than 180 days after the Closing.

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             (b)  In connection the performance of its obligation pursuant to Section 2(a) of this Agreement, the Company shall:

                           (i) file all pre-effective amendments to the Mandatory Registration Statement as may be necessary in order to cause the Mandatory Registration Statement to become effective; and

                           (ii) if applicable, file a post-effective amendment to the Mandatory Registration Statement pursuant to Rule 430A under the Securities Act.

             (c) The Company shall cause the Mandatory Registration Statement to be effective continuously, supplemented and amended as required by the Securities Act and regulations promulgated by the SEC and applicable Blue Sky Laws to the extent necessary to ensure that it is available for sales of Registrable Securities by the Holders until the earlier of (i) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) with respect to the Registrable Securities, (ii) such shorter period that will terminate when all the Registrable Securities have been sold pursuant to the Mandatory Registration Statement or (iii) the date when all Registrable Securities have been sold to pursuant to Rule 144 under the Securities Act (or any successor rule).

             (d) Priority. The Company shall not include in the Mandatory Registration Statement any securities or offer of securities which are not Registrable Securities without the prior written consent of the Holders of at least 51% of the Registrable Securities included in the Mandatory Registration Statement, except for the securities set forth on Schedule 1 hereto. If the offering to be made under the Mandatory Registration Statement is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such registration exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of at least 51% of the Registrable Securities included in the Mandatory Registration Statement, the Company shall so advise the Holders and include in such registration (i) first, the Registrable Securities requested to be included in such registration pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder at the time of filing of the Mandatory Registration Statement and (ii) second, any other securities to be sold by the Company or requested to be included in such registration.

             (e)  Expenses. The Company shall pay all Registration Expenses.

             (f) Selection of Underwriters. The Holders who desire to do so may sell their Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banking firm or firms to serve as the underwriters shall be selected by the Holders of at least 51% of the Registrable Securities included in the Mandatory Registration Statement.

         3.  PIGGYBACK REGISTRATIONS.

             (a) Right to Piggyback. Whenever the Company proposes or determines to register any of its securities under the Securities Act for its own account or the account of any holder of the Company's securities (other than a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company (i) shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration at least 20 days before filing the Piggyback Registration

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         and (ii) subject to Sections 3(c) and 3(d) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice. The notice referred to in this Section 3(a) shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky Laws. The decision of one or more Holders of Registrable Securities to participate in a Piggyback Registration shall not relieve the Company of its obligations to register the Registrable Securities held by the participating Holder or any other Holder pursuant to Section 2 of this Agreement.

             (b)  Piggyback Expenses. The Registration Expenses of the
         Holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations whether or not such registration is consummated.

             (c)  Priority on Primary Registrations. If a Piggyback
         Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, any other securities requested to be included in such registration.

             (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than the Holders of Registrable Securities), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of securities owned by each such Holder and (ii) second, any other securities requested to be included in such registration.

             (e) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 3(a) and prior to the effective date of the registration statement filed in connection therewith, the Company's board of directors shall determine in its good faith judgment for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

         4. REGISTRATION PROCEDURES. The Company shall effect the registration and sale of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall:

             (a) before filing a Mandatory Registration Statement or a registration statement for Piggyback Registration in which Holders of Registrable Securities are participating (in either case, a "Registration Statement"), amendments thereto, or a related prospectus or prospectus supplement, furnish to the counsel selected by the Holders of at least 51% of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

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             (b)  notify each Holder of Registrable Securities of the
         effectiveness of each Registration Statement filed hereunder and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement until such time as all such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement and the prospectus used in connection therewith;

             (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

             (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller (including any underwriter) state requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

             (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, as expeditiously as possible, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to a Subscriber of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

             (f) cause all such Registrable Securities to be listed on a securities exchange or included in an inter-dealer quotation system on which similar securities issued by the Company are then listed or included and shall take any other action necessary or advisable to facilitate the disposition of the Registrable Securities;

             (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

             (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of at least 51% of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

             (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all necessary financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement;

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             (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and applicable Blue Sky Laws;

             (k) permit any Holder of Registrable Securities which the Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, requested of the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

             (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

             (m) in the event of an underwritten public offering, obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of at least 51% of the Registrable Securities reasonably request.

         5. EXPENSES OF REGISTRATION. All expenses (collectively, the "Registration Expenses") incident to or incurred in connection with any performance of, compliance with, registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing, compliance, Blue Sky Laws, listing, and qualification fees and expenses, printing expenses, messenger, courier and delivery expenses, fees and disbursements of custodians fees and disbursements of counsel for the Company and the underwriters, fees and expenses of one counsel chosen by the Holders of the Registrable Securities included in the Registration Statement, fees and expenses of underwriter (excluding discounts and commissions) and expenses and fees of accountants and audits incidental to or required by such registration, shall be borne by the Company.

         6. REGISTRATION DEFAULT. If a Registration Statement covering all of the Registrable Securities (i) has not been declared effective by the SEC on or prior to the 180th day following the Closing Date (the "Effective Deadline") or
(ii) has been declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure and that is declared effective within thirty (30) days (each such event referred to in clauses (i) and (ii), a "Registration Default"), the Company hereby agrees to pay to the Subscriber a fee Fifty Thousand Dollars ($50,000) per month, pro rated for any portion thereof, during each month or portion thereof that the Registration Default continues without cure. If there occurs a Registration Default and the Company (A) fails to file, on a timely basis, any periodic or current report required by the Exchange Act or regulations promulgated thereunder, (B) allows any class of its securities of which the Registrable Securities are a part to become de-listed on a national securities exchange or excluded from or disqualified from trading through an inter-dealer quotation system or (C) otherwise fails to comply with any applicable federal securities laws and regulations, Blue Sky Laws or listing or inclusion requirements of a national securities exchange or inter-dealer quotation system (each such event referred to in clauses (A), (B), and (C), a "Non-Compliance Condition"), the Company hereby agrees to pay to the Subscriber an additional fee of Fifty Thousand Dollars ($50,000) per month (the "Non-Compliance Fee") pro rated for any portion thereof, during each month or portion thereof that the Registration Default and Non-Compliance Condition continue without cure. Notwithstanding the foregoing, the Non-Compliance Fee shall not be payable in respect of any particular

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Non-Compliance Condition if the Company provides written notice to the
Subscriber of the occurrence of the particular Non-Compliance Condition within thirty (30) calendar days of the occurrence of the particular Non-Compliance Condition. The fees provided in this Section 6 shall be payable on the last business day of each month to Subscriber at the office designated for the Subscriber to receive notices pursuant to Section 15 of this Agreement. Any unpaid balance of such fees shall accrue interest at an annual rate of 15%, shall be payable monthly on the last business day of each month and compounded monthly. The Subscriber's rights to fees pursuant to this Section 6 represent a lost opportunity cost and shall not be construed as liquidated damages and, further, shall not serve to limit or replace any remedies at law or in equity arising from any failure by the Company to perform its obligations under this Agreement.

         7.  INDEMNIFICATION

             (a) The Company will indemnify each Holder of Registrable Securities, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, with respect to such registration or qualification effected pursuant to this Agreement and in which Registrable Securities of the Holders are included, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, Registration Statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, for any legal and any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder in a signed document. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder or any such officer, director, partner, employee, or controlling person and shall survive any transfer by the same of the Registrable Securities.

             (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration or qualification is being effected, indemnify the Company, each of its directors, officers and employees, each person who controls the Company, and each other such Holder, each of such other Holder's officers, directors, partners and employees, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees or persons for any legal or any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the proceeds realized by each such Holder of Registrable Securities sold as contemplated herein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the Company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such Holder.

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             (c) Each party entitled to indemnification under this Section 7
         (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (which approval shall not be unreasonably withheld), and such other Party may participate in such defense at such Party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless such failure shall have had a material adverse effect on the Indemnifying Party's ability to defend such claim.

             (d) The Indemnified Party shall make no settlement of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under any indemnity contained in this Section 8 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desires to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten (10) days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the Indemnifying Party's indemnity contained in this Section 7, the Indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnifying Party of the terms of such offer, then, in such event, the Indemnified Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.

             (e) The indemnification payments required pursuant to this Section 7 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

         8. INFORMATION BY HOLDER. The Holders of Registrable Securities included in any Registration Statement filed pursuant to this Agreement shall furnish to the Company such written information regarding such Holders and the plan of distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Agreement. The Company agrees to include in any such Registration Statement all information concerning the Holders and their distribution which the Holders shall reasonably request.

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         9.  RULE 144 REPORTING. With a view to making available to the Holders benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, or any successor provision thereto, at all times;

             (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

             (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon its request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act and such other reports and documents filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

             (d) take any further action reasonably requested by a Holder to enable such Holder to sell its Registrable Securities without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the SEC from time to time.

         10. TRANSFER OF REGISTRATION RIGHTS. The Subscriber (or any subsequent Holder of Registrable Securities) may assign this Agreement to a transferee of any of its Registrable Securities; provided, however, that the Company is given written notice by the transferring Holder at the time of or within a reasonable time after the transfer, stating the name and address of the transferee and identifying the securities with respect to which such transfer is made. Subject to the foregoing provision, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, further, that the registration rights granted in this Agreement shall not be transferred to purchasers who received Registrable Securities in a sale made pursuant to a Registration Statement or pursuant to a sale under Rule 144 or any successor provision thereto.

         11. CHANGES. The terms and provisions of this Agreement may not be modified or amended, except that they may be modified or amended with the written consent of (a) the Company and (b) the Subscriber. None of the terms and provisions of this Agreement may be waived except in writing by the person so waiving.

         12. GRANTING OF REGISTRATION RIGHTS. The Company shall not, without the prior written consent of the Subscriber, grant any rights to any persons to register any shares of Common Stock or other securities of the Company if such rights could reasonably be expected to conflict with, or be on parity with, the rights of the Holders of the Shares.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with regard to conflicts of laws provisions.

         14. NOTICE. All notices and other communications required or permitted to be given in respect of this Agreement shall be sent by personal delivery, nationally recognized overnight courier, facsimile or certified or registered mail, to the following parties at the following addresses, or, in each case, at such other address or addresses as any party shall hereafter specify by written notice to the others:

             (a)  if to the Company:

                  1518 North Farwell Avenue
                  Milwaukee, Wisconsin 53202
                  Attention: David Marks, Chairman
                  Telecopy No. (312)873-3739


         with a copy to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas
                  New York, New York 10010
                  Attention:  Thomas A. Rose, Esq.
                  Telecopy No. (212)930-9725

             (b)  if to the Subscriber:

                  Roynat Merchant Capital Inc.
                  100 North Tryon Street, Suite 3720
                  Charlotte, North Carolina  28202
                  Telecopy No.  (704)334-5719

         with a copy to:

             Roynat Merchant Capital Inc.
             201 Centre Drive, Suite 406
             Mississauga, Ontario
             Attention:  John A. Neate, Manager, Merchant Banking

         and:

             Moore & Van Allen PLLC
             100 North Tryon Street
             Suite 4700
             Charlotte, NC  28202
             Attention:  Kurt T. Oosterhouse, Esq.
             Telecopy No.:  704-331-1159/704-378-2017

             (c) if to a Holder other than the Subscriber, to the address provided to the Company pursuant to Section 10 of this Agreement.

Any notice required to be given hereunder by one party to another shall be deemed to have been received (a) when delivered, if personally delivered or sent via facsimile, (b) one day following delivery to a nationally recognized overnight courier or (c) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute a single agreement.

         16. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         17. SURVIVAL. This Agreement shall survive until all obligations hereunder have been satisfied in full.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

                                         COMPANY:

                                            THOMAS EQUIPMENT, INC.,
                                            a Delaware corporation


                                            By: /s/ CLIFFORD M. RHEE
                                                --------------------
                                                Name: Clifford M. Rhee
                                                Title: President


                                         SUBSCRIBER:

                                            ROYNAT MERCHANT CAPITAL INC.
                                            a Delaware corporation


                                            By: /s/ DAVID SWAINE
                                                ----------------
                                                Name: David Swaine
                                                Title: President

                                                                      SCHEDULE 1

                             THOMAS EQUIPMENT, INC.
               OUTSTANDING SECURITIES HOLDING REGISTRATION RIGHTS